                                                                      Exhibit 21

Subsidiaries of the Registrant (after giving effect to the Canadian Sale)

Name                                                                Jurisdiction
----                                                                ------------
Allied Waste Finance (Canada) Ltd.                                  Canada
Allied Waste North America, Inc.                                    Delaware
       A and W Disposal Service, Inc.                               Illinois
       Allied Waste Industries (Midwest), Inc. (d/b/a Groen)        Illinois
              South Holland Scavenger Service, Inc.                 Illinois
       Allied Waste Industries of Illinois, Inc.                    Illinois
              Lee County Landfill, Inc.                             Illinois
              Streator Area Landfill, Inc.                          Illinois
       Allied Waste Systems, Inc.                                   Illinois
       Brickyard Disposal & Recycling, Inc.                         Illinois
       Citiwaste, Inc.                                              Illinois
              John Spot Portable Services, Inc.                     Illinois
       Duckett Disposal, Inc.                                       Illinois
       Illinois Development Corporation                             Illinois
       National Waste Industries, Inc.                              Illinois
              Superior Scavenger, Inc.                              Illinois
       National Waste Services, Inc.                                Illinois
              Acme Scavenger Service, Inc.                          Illinois
              Consolidated Processing, Inc.                         Illinois
              Duke Refuse Disposal, Inc.                            Illinois
              Peter Laning Sons Inc.                                Illinois
              Post Disposal Service, Inc.                           Illinois
              Sanitary Waste Services, Inc.                         Illinois
              South Suburban Disposal, Inc.                         Illinois
              Southwest Disposal Service, Inc.                      Illinois
       R.18, Inc.                                                   Illinois
              Upper Rock Island County Landfill, Inc.               Illinois
       RCS Inc.                                                     Illinois
       USI/Hustler, Inc.                                            Illinois
       AAWI, Inc.                                                   Texas
       Allied Waste Services, Inc.                                  Texas
       Environmental Development Corp.                              Texas
              Illinois Landfill, Inc.                               Illinois
              K & H Disposal, Inc.                                  Illinois
              Van Weelden Brothers, Inc.                            Illinois
              Vermilion Waste Systems, Inc.                         Delaware
              Newton County Development Corporation                 Indiana
       Allied Waste of California, Inc.                             California
       Allied Enviroengineering, Inc.                               Delaware
              Allied Enviro Engineering, Inc.                       Texas
                    EOS Environmental, Inc.                         Texas
                    Allied Enviro Engineering, Inc.                 California
       Allied Waste Alabama, Inc.                                   Delaware
       Allied Waste Systems, Inc.                                   Delaware
              Sanco, Inc.                                           New Mexico
       AWIN Finance Company, Inc.                                   Delaware
       AWIN Leasing Company, Inc.                                   Delaware
       Container Corporation of Carolina                            Delaware
       Allied Waste Hauling of Georgia, Inc.                        Georgia
       Allied Waste Industries of Georgia, Inc.                     Georgia
       Bulldog Johnny, Inc.                                         Georgia
       Clayco Sanitation Company                                    Georgia
       Haul-All Sanitation, Inc.                                    Georgia
       Johnny on the Spot-Portable Toilets, Inc.                    Georgia
       Southern States Environmental Services, Inc.                 Georgia

       Allied Waste Industries (Arizona), Inc.                      Arizona
            Apache Junction Landfill Corporation                    Arizona
            Pinal County Landfill Corp.                             Arizona
       Allied Waste Industries (Southwest), Inc.                    Arizona
       Best Disposal Services, Inc.                                 Arizona
       Pen-Rob, Inc.                                                Arizona
       Sun Services & Liquid Waste Removal, Inc.                    Arizona
       Super Services Waste Management, Inc.                        Arizona
            Mr. Potty, Inc.                                         Arizona
       Allied Waste Industries (Colorado), Inc.                     Colorado
            L&M Disposal, Inc.                                      Colorado
       Allied Waste Industries of Alamosa, Inc.                     Colorado
       Allied Waste Industries (Missouri), Inc.                     Missouri
            Midwest Waste RDF, Inc.                                 Illinois
            Bluff Trash Service, Inc.                               Missouri
            Midwest Land Development Corp.                          Missouri
            Midwest Landfill Corporation                            Missouri
            Midwest Waste, Inc.                                     Missouri
            Midwest Waste Industrial, Inc.                          Missouri
            North American Recycling, Inc.                          Missouri
            Ozark Foothills Regional Recycling Facility, Inc.       Missouri
            Poplar Bluff Construction and Development Company, Inc  Missouri
            Sanico, Inc.                                            Missouri
            Willey Enterprises, Inc.                                Missouri
            Cass County Disposal, Inc.                              Missouri
            Lemons Landfill Corporation                             Missouri
            Lemons Waste Systems, Inc.                              Missouri
       Autoshred, Inc.                                              Missouri
       Chuck's Disposal Service, Inc.                               Missouri
       T. and W. Disposal Company                                   Missouri
       Allied Waste Industries (New Mexico), Inc.                   New Mexico
       Environmental Control, Inc.                                  New Mexico
       Allied Waste Industries of Indiana, Inc.                     Indiana
       Allied Waste Industries of Northwest Indiana, Inc.           Indiana
       Allied Waste Industries of Plymouth, Inc. (d/b/a Keywaste)   Indiana
       Illiana Disposal Service, Inc.                               Indiana
            Ooms Bros. Disposal Service, Inc.                       Indiana
       Service Waste, Inc.                                          Indiana
       Wastehaul, Inc.                                              Indiana
       Allied Waste Industries of Tennessee, Inc.                   Tennessee
       Allied Waste Industries of Virginia, Inc.                    Virginia
       Allied Waste Industries of Wyoming, Inc.                     Wyoming
       Dopheide Sanitary Service, Inc.                              Nebraska
       W. J. Flyte Corporation                                      South Dakota
       CRX, Inc.                                                    Nevada
            Community Refuse Disposal, Inc.                         Nebraska
                Organized Sanitary Collectors and Recyclers, Inc.   Nebraska
                Oscar's Collection Systems of Fremont Inc.          Nebraska
       Allied Insurance and Indemnity Corporation                   Vermont
       Specialized Waste Systems, Inc. (50% owned)                  Delaware
       Laidlaw Waste Systems, Inc.                                  Delaware
            City Garbage, Inc.                                      Texas
            Dempsey Waste Systems, Inc.                             Ohio
            Tricil (N.Y.), Inc.                                     New York
            Laidlaw Waste Systems Holdings, Inc.                    Delaware
                Environmental Reclamation Company                   Illinois
                Laidlaw Gas Recovery Corporation, Inc.              California
                Laidlaw Gas Recovery Corporation II, Inc.           California
                Laidlaw Gas Recovery Systems, Inc.                  California

                         CATPAC Two, Inc.                           Delaware
                  Laidlaw Medical Services, Inc.                    Delaware
                  Laidlaw Waste Systems (Adrian) Inc.               Michigan
                  Laidlaw Waste Systems (Bellefontaine) Inc.        Ohio
                  Laidlaw Waste Systems (Belleville) Inc.           Missouri
                  Laidlaw Waste Systems (Bridgeton) Inc.            Missouri
                  Laidlaw Waste Systems (Celina) Inc.               Ohio
                  Laidlaw Waste Systems (Chiquita) Inc.             California
                  Laidlaw Waste Systems (Colorado) Inc.             Colorado
                  Laidlaw Waste Systems (Dallas) Inc.               Delaware
                  Laidlaw Waste Systems (Fort Worth) Inc.           Delaware
                  Laidlaw Waste Systems (Houston) Inc.              Delaware
                  Laidlaw Waste Systems (Jefferson City) Inc.       Missouri
                  Laidlaw Waste Systems (Kansas City) Inc.          Missouri
                  Laidlaw Waste Systems (Madison) Inc.              Illinois
                  Laidlaw Waste Systems (Michigan) Inc.             Delaware
                  Laidlaw Waste Systems (Oklahoma City) Inc.        Oklahoma
                  Laidlaw Waste Systems (Texas) Inc.                Texas
                  Laidlaw Waste Systems (Valley View) Inc.          Kentucky
                  Williams County Landfill, Inc.                    Ohio
            Allied Waste Holdings (Canada) Ltd.                     Canada
                  Laidlaw Medical Services Ltd.                     Canada